CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports  Record
Quarter and Six Months Results

Issues Updated Earnings Guidance for 2016

Houston, TX, August 4, 2016 – U.S. Physical Therapy, Inc. (“USPH”) (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the quarter and six months ended June 30, 2016.

USPH’s net income attributable to common shareholders from operations prior to revaluation of redeemable non-controlling interests, net of tax (“operating results”) increased 12.2% to $7.1 million for the second quarter of 2016 as compared to $6.3 million for the second quarter of 2015. Diluted earnings per share from operating results were $0.57 in the recent quarter as compared to $0.51 in the comparable 2015 period. The second quarter of 2016 was the most profitable quarter in the Company’s history.

USPH’s operating results for the first six months of 2016 increased 18.4% to $12.4 million as compared to $10.5 million in the first six months of 2015. Diluted earnings per share from operating results were $0.99 in the first half of 2016 as compared to $0.85 in the comparable 2015 period.

U.S. Physical Therapy Press Release	Page 2
August 4, 2016

Second Quarter 2016 Compared to Second Quarter 2015

•
Net revenues increased $7.1 million or 8.6% from $83.3 million in the second quarter of 2015 to $90.4 million in the second quarter of 2016, due to an increase in total patient visits of 8.1% from 776,900 to 840,000 and an increase in the average net revenue per visit to $105.27 from $104.85. Net revenues from new clinics opened or acquired in the 12 months prior to June 30, 2016 was $5.5 million.

•
Total clinic operating costs were $67.4 million, or 74.5% of net revenues, in the second quarter of 2016, as compared to $62.1 million, or 74.6% of net revenues, in the 2015 period. Of the $5.3 million expense increase $4.3 million was attributable to operating costs of new clinics opened or acquired in the 12 months prior to June 30, 2016. Total clinic salaries and related costs, including those from new clinics, were 54.0% of net revenues in the recent quarter versus 53.3% in the 2015 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 19.4% for the recent quarter versus 20.0% in the 2015 period. The provision for doubtful accounts as a percentage of net revenues was 1.1% for the 2016 and 1.3% in the 2015 periods.

•	The gross margin for the second quarter of 2016 increased 9.1% to $23.0 million, or 25.5% of revenue, as compared to $21.1 million, or 25.4% of revenue, for the 2015 second quarter.
•
Corporate office costs were $8.0 million in the second quarter of 2016 compared to $7.6 million in the 2015 second quarter. Corporate office costs were 8.9% of net revenues for the 2016 quarter compared to 9.1% of net revenues for the 2015 period.

•	Operating income for the second quarter of 2016 increased 11.0% to $15.0 million compared to $13.5 million in the 2015 second quarter.
•	Interest expense was $0.3 million in the second quarter of 2016 and $0.2 million in the second quarter of 2015.
•
The provision for income taxes for the 2016 period was $4.7 million and for the 2015 period was $4.2 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 39.8% in the 2016 second quarter and 40.0% in the 2015 second quarter.

•	Net income attributable to non-controlling interests was $3.0 million in the recent quarter as compared to $2.8 million in the year earlier period.
•
Operating results attributable to common shareholders for the three months ended June 30, 2016 increased 12.2% to $7.1 million versus $6.3 million for the 2015 period. Diluted earnings per share from operating results were $0.57 for the 2016 period and $0.51 for the 2015 period.

•	Same store visits increased 2.1% for de novo and acquired clinics open for one year or more and same store revenue increased 1.5% as the average net rate per visit decreased by $0.69 or 0.7%.

U.S. Physical Therapy Press Release	Page 3
August 4, 2016

First Six Months 2016 Compared to First Six Months 2015

•
Net revenues increased 10.5% from $160.5 million in the first six months of 2015 to $177.3 million in the first six months quarter of 2016, due to an increase in total patient visits of 10.6% from 1,489,700 to 1,648,700 and offset by a decrease in the average net revenue per visit to $105.25 from $105.56. Net revenues from new clinics opened or acquired in the past 12 months was $8.7 million.

•
Total clinic operating costs were $133.8 million, or 75.4% of net revenues, in the first six months of 2016, as compared to $122.5 million, or 76.3% of net revenues, in the 2015 period. Of the $11.3 million expense increase $7.0 million was attributable to operating costs of new clinics opened or acquired in the past 12 months. Total clinic salaries and related costs, including those from new clinics, were 54.5% of net revenues for both the 2016 and 2015 periods. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 19.8% for the 2016 first six months versus 20.6% in the 2015 period. The provision for doubtful accounts as a percentage of net revenues was 1.2% for the 2016 and 1.3% in the 2015 period.

•	The gross margin for the first six months of 2016 increased 14.7% to $43.6 million, or 24.6% or revenue, as compared to $38.0 million, or 23.7% of revenue, for the 2015 period.
•

Corporate office costs were $17.0 million in the first six months of 2016 compared to $15.3 million in the 2015 period. Corporate office costs were 9.6% of net revenues for the 2016 first six months compared to 9.5% of net revenues for the 2015 period.

•	Operating income for the first six months of 2016 rose 16.7% to $26.5 million compared to $22.7 million in the 2015 first six months.
•	Interest expense was $0.6 million in the first six months of 2016 and $0.5 million in the first six months of 2015.
•

The provision for income taxes for the 2016 period was $8.2 million and for the 2015 period was $7.0 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 39.8% in the 2016 first six months and 40.0% in the 2015 first six months.

•	Net income attributable to non-controlling interests was $5.3 million for the six months of 2016 as compared to $4.8 million in the year earlier period.
•

Operating results attributable to common shareholders for the six months ended June 30, 2016 rose 18.4% to $12.4 million as compared to $10.5 million for the six months ended June 30, 2015. Diluted earnings per share from operating results were $0.99 for the 2016 period and $0.85 for the 2015 period.

•	Same store visits increased 4.9% for de novo and acquired clinics open for one year or more and same store revenue increased 3.7% as the average net rate per visit decreased by $1.17 or 1.1%.

U.S. Physical Therapy Press Release	Page 4
August 4, 2016

Other Financial Measures

In the second quarter of 2016, the Company’s Adjusted EBITDA grew by 11.2% to $15.4 million from $13.8 million in the 2015 second quarter. In the first six months of 2016, the Company’s Adjusted EBITDA grew by 16.8% to $27.8 million from $23.8 million in the 2015 first six months.

In the second quarter of 2016, operating results prior to equity-based compensation (a non-cash expense), increased by 11.3% to $7.8 million versus $7.0 million for the 2015 second quarter, and on a per share basis grew to $0.63 from $0.57. In the first six months of 2016, operating results prior to equity-based compensation, increased by 17.8% to $13.9 million versus $11.8 million for the 2015 first six months, and on a per share basis grew to $1.11 from $0.95. (See schedule on page 10.)

Management’s Comments

Chris Reading, Chief Executive Officer, said, “Our team produced a record earning’s quarter underpinned by solid visits, referrals and clinic growth. We are on a good pace thus far and expect to continue our work to produce a solid year for our shareholders while further positioning our Company for future growth and success.”

Larry McAfee, Chief Financial Officer, noted, “The Company’s debt was reduced by $10,283,000 or approximately 18% in the second quarter as net cash flow from operations remains strong.”

U.S. Physical Therapy Declares Quarterly Dividend

The third quarterly dividend of 2016 for $.17 per share will be paid on September 2, 2016 to shareholders of record as of August 19, 2016.

Updated Management 2016 Earnings Guidance

Management currently expects the Company’s results for the year 2016 to be in the range of $23.7 million to $24.5 million for operating results and $1.90 to $1.96 in diluted earnings per share. Please note that management’s guidance range represents projected operating results from existing operations but excludes future acquisitions. The annual guidance figures may not be updated unless there is a material development that causes management to believe that operating results will be significantly outside the given range.

U.S. Physical Therapy Press Release	Page 5
August 4, 2016

Second Quarter 2016 Conference Call

U.S. Physical Therapy's Management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, August 4, 2016 to discuss the Company’s Quarter Ended June 30, 2016 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 42846891 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until October 4, 2016.

Forward-Looking Statements
This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor investigations and audits;
▪	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
▪	possible legal actions; which could subject us to increased operating costs and uninsured liabilities;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	general economic conditions;
•	availability and cost of qualified physical and occupational therapists;
•	personnel productivity and retaining personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

U.S. Physical Therapy Press Release	Page 6
August 4, 2016

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 516 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 22 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 7
August 4, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net patient revenues	$88,433	$81,451	$173,482	$157,258
Other revenues	1,997	1,837	3,856	3,271
Net revenues	90,430	83,288	177,338	160,529
Clinic operating costs:
Salaries and related costs	48,837	44,398	96,641	87,450
Rent, clinic supplies, contract labor and other	17,546	16,681	35,053	33,006
Provision for doubtful accounts	956	1,062	2,045	2,052
Closure costs	32	5	45	37
Total clinic operating costs	67,371	62,146	133,784	122,545
Gross margin	23,059	21,142	43,554	37,984
Corporate office costs	8,026	7,593	17,030	15,250
Operating income	15,033	13,549	26,524	22,734
Interest and other income, net	21	16	41	24
Interest expense	(320)	(245)	(628)	(510)
Income before taxes including non-controlling interests	14,734	13,320	25,937	22,248
Provision for income taxes	4,674	4,203	8,197	6,980
Net income including non-controlling interests	10,060	9,117	17,740	15,268
Less: net income attributable to non-controlling interests	(2,989)	(2,813)	(5,341)	(4,798)
Net income attributable to common shareholders	$7,071	$6,304	$12,399	$10,470

Basic earnings per share attributable to common shareholders:
From operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.57	$0.51	$0.99	$0.85
Charges to additional paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	(0.03)	-	(0.03)
Basic	$0.57	$0.48	$0.99	$0.82

Diluted earnings per share attributable to common shareholders:
From operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.57	$0.51	$0.99	$0.85
Charges to additional paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	(0.03)	-	(0.03)
Diluted	$0.57	$0.48	$0.99	$0.82

Shares used in computation:
Basic and diluted earnings per share - weighted average shares	12,511	12,409	12,480	12,362

Dividends declared per common share	$0.17	$0.15	$0.34	$0.30

U.S. Physical Therapy Press Release	Page 8
August 4, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,453	$15,778
Patient accounts receivable, less allowance for doubtful accounts of $1,672 and $1,444, respectively	39,356	36,231
Accounts receivable - other, less allowance for doubtful accounts of $-0- and $198, respectively	2,335	2,388
Other current assets	8,220	5,785
Total current assets	70,364	60,182
Fixed assets:
Furniture and equipment	46,747	44,749
Leasehold improvements	25,733	25,160
	72,480	69,909
Less accumulated depreciation and amortization	55,642	53,255
	16,838	16,654
Goodwill	191,268	171,547
Other identifiable intangible assets, net	33,909	30,296
Other assets	1,219	1,234
	$313,598	$279,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$1,668	$1,636
Accrued expenses	26,273	16,596
Current portion of notes payable	1,044	775
Total current liabilities	28,985	19,007
Notes payable	4,547	4,335
Revolving line of credit	42,500	44,000
Deferred rent	1,285	1,395
Deferred taxes	12,361	8,355
Other long-term liabilities	869	868
Total liabilities	90,547	77,960
Commitments and contingencies
Redeemable non-controlling interests	8,641	8,843
Shareholders' equity:
U.S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 14,734,963 and 14,635,874 shares issued, respectively	147	146
Additional paid-in capital	48,236	45,251
Retained earnings	157,161	149,016
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	173,916	162,785
Non-controlling interests	40,494	30,325
Total equity	214,410	193,110
	$313,598	$279,913

U.S. Physical Therapy Press Release	Page 9
August 4, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
OPERATING ACTIVITIES
Net income including non-controlling interests	$17,740	$15,268
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	4,158	3,674
Provision for doubtful accounts	2,045	2,052
Equity-based awards compensation expense	2,484	2,206
Loss on sale of business and sale or abandonment of assets, net	-	(13)
Excess tax benefit from equity-based awards	-	(430)
Deferred income tax	4,170	2,130
Other	(556)	111
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(2,449)	(2,880)
Decrease in accounts receivable - other	53	165
Increase in other assets	(2,443)	(13)
Increase (decrease) in accounts payable and accrued expenses	7,715	(3,958)
Increase in other liabilities	447	927
Net cash provided by operating activities	33,364	19,239
INVESTING ACTIVITIES
Purchase of fixed assets	(3,453)	(2,873)
Purchase of businesses, net of cash acquired	(12,958)	(14,467)
Acquisitions of non-controlling interests (including redeemable non-controlling interests)	(1,386)	(968)
Proceeds on sale of fixed assets, net	42	72
Net cash used in investing activities	(17,755)	(18,236)
FINANCING ACTIVITIES
Distributions to non-controlling interests (including redeemable non-controlling interests)	(5,204)	(4,906)
Cash dividends to shareholders - funded	(4,254)	(3,723)
Proceeds from revolving line of credit	93,000	51,000
Payments on revolving line of credit	(94,500)	(44,500)
Principal payment on notes payable	(533)	(608)
Tax benefit from stock based awards	556	430
Other	1	5
Net cash used in financing activities	(10,934)	(2,302)
Net increase in cash and cash equivalents	4,675	(1,299)
Cash and cash equivalents - beginning of period	15,778	14,271
Cash and cash equivalents - end of period	$20,453	$12,972
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$5,513	$3,835
Interest	$512	$460
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$500	$1,350
Purchase of non-controlling interest - seller financing portion	$514	$627
Sale of non-controlling interests	$(148)	$-

U.S. Physical Therapy Press Release	Page 10
August 4, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND ADJUSTED NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following tables reconcile net income attributable to common shareholders calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"), to Adjusted EBITDA and Adjusted Net Income. Management believes providing Adjusted EBITDA and Adjusted Net Income to investors is useful information for comparing the Company's period-to-period results.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity compensation expense. Adjusted Net Income is defined as net income attributable to common shareholders less equity-based compensation, net of tax.  Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as an alternative to, or substitute for, net income attributable to common shareholders presented in the consolidated financial statements.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$7,071	$6,304	$12,399	$10,470

Adjustments:
Depreciation and amortization	2,066	1,867	4,158	3,674
Interest expense, net of interest income	299	229	587	486
Provision for income taxes	4,674	4,203	8,197	6,980
Equity-based awards compensation expense	1,263	1,216	2,484	2,206

Adjusted EBITDA	$15,373	$13,819	$27,825	$23,816

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$7,071	$6,304	$12,399	$10,470
Equity-based awards compensation expense, net of tax	760	732	1,495	1,328

Adjusted net income	$7,831	$7,036	$13,894	$11,798

Basic and diluted earnings per share attributable to common shareholders:	$0.63	$0.57	$1.11	$0.95

Shares used in computation:
Basic and diluted	12,511	12,409	12,480	12,362

U.S. Physical Therapy Press Release	Page 11
August 4, 2016

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Number
of
Date	Clinics

March 31, 2015	494
June 30, 2015	501
September 30, 2015	506
December 31, 2015	508

March 31, 2016	512
June 30, 2016	516